FOR IMMEDIATE RELEASE

EXHIBIT 99

CONTACT	ANALYST INFORMATION
Dan Bevevino Respironics, Inc. Vice President & CFO (724) 387-5235	Joe Calabrese Financial Relations Board (212) 827-3772

Maryellen Bizzack Respironics, Inc. Director, Marketing & Communications (724) 387-5006	Julie Tu Financial Relations Board (212) 827-3776

CoTherix and Respironics Announce Launch
of New Portable Inhalation Device to Ventavis Patients

SOUTH SAN FRANCISCO, CA and MURRYSVILLE, PA, December 13, 2005- CoTherix, Inc. (Nasdaq: CTRX) and Respironics, Inc. (Nasdaq: RESP) announced today the launch of a new portable, battery-operated inhalation device for the delivery of Ventavis® (iloprost) Inhalation Solution. The new I-neb™ Adaptive Aerosol Delivery® (AAD) device weighs less than eight ounces and can be carried discreetly in a purse, pocket or briefcase. Ventavis is indicated for the treatment of pulmonary arterial hypertension (PAH), World Health Organization Group I, in patients with New York Heart Association (NYHA) Class III or IV symptoms.

“The battery-operated I-neb makes Ventavis an even better therapeutic option now that this effective therapy can be used conveniently during everyday activities,” said Robyn J. Barst, M.D., Director of the Pulmonary Hypertension Center at New York Presbyterian Hospital. “Patients will be able to benefit from an inhaled prostacyclin therapy that is truly portable.”

“The introduction of the I-neb device reflects CoTherix’s commitment to improve the lives of people with pulmonary arterial hypertension through the introduction of more convenient delivery methods,” said Donald J. Santel, Chief Executive Officer of CoTherix, Inc. “As part of this commitment, we will upgrade our existing patients from the current ProDose device at no additional charge.”

The I-neb device employs Respironics, Inc.’s AAD System, which continually adapts to an individual patient’s breathing pattern and delivers medication only on inspiration. The result is precise, reproducible dosing of medication to each patient, regardless of his/her breathing pattern. This precise dosing is important to ensure that patients receive a safe and therapeutic dose of medication.

The I-neb AAD System is Respironics Inc.’s third generation AAD System. CoTherix Inc. has an exclusive U.S. license to distribute the I-neb with Ventavis and any other formulation of iloprost, and CoTherix, Inc. has exercised an option for 2005 (renewable in January 2006 and subsequent calendar years upon payment of an annual exclusivity fee) to expand its exclusivity to include all prostacyclins for the treatment of pulmonary hypertension.

“In addition to the enhanced convenience the I-neb provides, physicians will appreciate the precision dosing technology inherent in the device, which is made available through our proprietary Adaptive Aerosol Delivery technology,” said John L. Miclot, President and CEO of Respironics, Inc. “Physicians value a device that can ensure consistently accurate dosing.”

The U.S. Food and Drug Administration (FDA) expanded CoTherix Inc.’s label in August 2005 to include the use of the I-neb for the administration of Ventavis. In September, the FDA granted 510(K) clearance of the I-neb to Respironics, Inc. for the aerosolization of liquid medication approved for use with the I-neb AAD system. The first application of the I-neb device in the U.S. will be for Ventavis. Respironics, Inc. stated that it will not be changing its financial guidance or outlook based on this announcement.

About PAH

PAH affects an estimated 50,000 patients in the U.S., with only about 15,000 diagnosed and under treatment. Its cause is currently unknown, but may result from other diseases that cause a restriction of blood flow to the lungs, including scleroderma, HIV and lupus. Symptoms of the disease include fatigue, shortness of breath upon exertion, chest pain, and dizziness. Left untreated, the median survival time following diagnosis may be as short as three years.

About CoTherix, Inc.

CoTherix, Inc. is a biopharmaceutical company focused on licensing, developing and commercializing therapeutic products for the treatment of cardiopulmonary and other chronic diseases, including PAH. CoTherix and the CoTherix logo are trademarks of CoTherix, Inc. More information can be found at www.cotherix.com or www.4ventavis.com.

Ventavis Safety Information

In previous clinical studies of Ventavis monotherapy, common adverse reactions due to Ventavis included: vasodilation (flushing, 27%), cough (39%), headache (30%), flu syndrome (14%), nausea (13%), jaw pain (12%), hypotension (11%), insomnia (8%) and syncope (8%); other serious adverse events reported with the use of Ventavis included congestive heart failure, chest pain, supraventricular tachycardia, dyspnea, peripheral edema, and kidney failure. Safety trends in patients receiving the combination of bosentan and Ventavis were consistent with those described with Ventavis monotherapy. Vital signs should be monitored while initiating Ventavis. Dose adjustments or a change in therapy should be considered if exertional syncope occurs. Ventavis should not be initiated in patients with systolic blood pressure lower than 85 mm Hg. Stop Ventavis immediately if signs of pulmonary edema occur. Ventavis has not been evaluated in patients with chronic obstructive pulmonary disease, severe asthma, or with acute pulmonary infections.

About Respironics, Inc.

Respironics, Inc. is a leading developer, manufacturer and distributor of innovative products and programs that serve the global sleep and respiratory markets. Focusing on emerging market needs, the Company is committed to providing valued solutions to help improve outcomes for patients, clinicians and healthcare providers. Respironics markets its products to 131 countries and employs over 4,200 associates worldwide. Further information can be found on the Company’s Web site: www.respironics.com

Forward-Looking Statements of CoTherix, Inc.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements regarding the I-neb device and its anticipated benefits for patients, the opinions of physicians and CoTherix’s exclusivity option with respect to the I-neb device. All forward-looking statements included in this press release are based upon information available as of the date hereof, and CoTherix does not assume any obligation to update any such forward-looking statement as a result of new information, future events or otherwise. Events could differ materially from expectations. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the “Risk Factors” section of CoTherix’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 11, 2005.

Forward-Looking Statements of Respironics, Inc.

This press release contains forward-looking statements, including statements relating to, among other things, developments in the healthcare industry; the success of Respironics’ marketing, sales, and promotion programs; future sales and acceptance of Respironics’ products and programs; the timing and success of new product introductions; new product development; anticipated cost savings; FDA and other regulatory requirements and enforcement actions; future results from acquisitions; growth rates in foreign markets; regulations and other factors affecting operations and sales outside the United States (including potential future effects of the change in sovereignty of Hong Kong); the effects of a major earthquake, cyber-attack or other catastrophic event that results in the destruction or disruption of any of Respironics’ critical business or information technology systems; foreign currency fluctuations; customer consolidation and concentration; increasing price competition and other competitive factors in the sale of products; interest rate fluctuations; expiration of intellectual property rights; intellectual property and related litigation; other litigation; future levels of earnings and revenues; the number of equity awards granted to employees and changes in Respironics’ stock price; and third party reimbursement, all of which are subject to change. Actual results may differ materially from those described in any forward-looking statements. Additional information on potential factors that could affect Respironics’ financial results are included in Respironics’ reports filed with the SEC, including the reports on Form 10-K, 10-Q and 8-K. All forward-looking statements included in this press release are based upon information available as of the date hereof, and Respironics does not assume any obligation to update any such forward-looking statement as a result of new information, future events or otherwise.